Exhibit 99.1

Point Therapeutics to Webcast Presentation at Rodman & Renshaw
Techvest Healthcare Conference

    BOSTON--(BUSINESS WIRE)--Oct. 20, 2003--Point Therapeutics (OTC
BB: POTP.OB) will be presenting at the First Annual Rodman & Renshaw Techvest Healthcare Conference on Tuesday, October 21 at 8:40 AM ET at the Boston Marriott Long Wharf Hotel, Boston, MA. Don Kiepert, Chairman, President and Chief Executive Officer of Point Therapeutics, will provide an update on recent corporate events and clinical developments.
    The presentation webcast can be accessed through the Point Therapeutics Web site, http://www.pther.com, as well as through the following web address:
http://www.wallstreetwebcasting.com/webcast/rrshq/potp/.

    ABOUT POINT THERAPEUTICS, INC.

    Point is a Boston-based biopharmaceutical company developing small molecule drugs for the treatment of a variety of cancerous tumors and certain hematopoietic disorders. Point's lead product candidate, PT-100, has the potential to inhibit the growth of certain cancerous tumors. Point has initiated a Phase 1/2 human clinical study to test the safety and efficacy of PT-100 in combination with Rituxan(R) in patients with hematologic malignancies, such as NHL and CLL. Point is also developing PT-100 as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments.

    Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believe," "expect," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of the Company to (i) successfully develop products, (ii) obtain the necessary governmental approvals,
(iii) effectively commercialize any products developed before its competitors and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and from time to time in the Company's other reports filed with the Securities and Exchange Commission.

    CONTACT: Point Therapeutics
             Richard N. Small, 617-933-2130
                 or
             Investor Relations
             The Trout Group
             Ritu Baral, 212-477-9007 ext.15